UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON,
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2023 (May 31, 2023)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)
Indiana	0-3279	35-0514506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Royal Street	Jasper, Indiana	47546-2256
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 1, 2023, Kimball International, Inc. (“Kimball”) completed the previously announced merger (the “Merger”) of Ozark Merger Sub, Inc. (“Merger Sub”), an Indiana corporation and wholly-owned subsidiary of HNI Corporation (“HNI”), with and into Kimball, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2023, by and among Kimball, HNI and Merger Sub.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on June 1, 2023, Kimball terminated all outstanding commitments, other than obligations relating to certain continuing letters of credit (the “Continuing Letters of Credit”), under the Amended and Restated Credit Agreement, dated as of October 24, 2019 (as amended from time to time, the “Credit Agreement”), by and among Kimball, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the Credit Agreement, on June 1, 2023, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations were released, and Kimball entered into a Collateral Pledge Agreement in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders under the Credit Agreement, with respect to the Continuing Letters of Credit.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2023 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with the Indiana Business Corporation Law, as amended, Merger Sub merged with and into Kimball, with Kimball continuing as the surviving corporation and a wholly-owned subsidiary of HNI (the “Surviving Corporation”). In the Merger, each share of Class A and Class B common stock, par value $0.05 per share, of Kimball (“Common Stock”) that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (a) shares of Common Stock owned by HNI, Kimball, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, (b) shares of Common Stock held in the treasury of Kimball, (c) shares of Common Stock held by Kimball shareholders that properly exercised their appraisal rights under Indiana law, and (d) certain shares of Common Stock subject to long-term incentive awards) was converted automatically into the right to receive an amount of cash equal to $9.00 (the “cash consideration”), and 0.1301 of a validly issued, fully paid and nonassessable share of HNI common stock (the “exchange ratio”), and cash in lieu of fractional shares, without interest and subject to any required withholding of taxes (such cash consideration and stock consideration together, the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time each outstanding award of Kimball restricted stock units that was not subject to performance vesting conditions (“Time-Based RSU Award”) that was scheduled to vest (a) on June 30, 2023, automatically vested in full and was cancelled and converted into the right to receive from HNI, with respect to each share of Kimball Common stock subject to such vesting schedule, an amount of cash (without any interest thereon and subject to applicable withholding taxes) equal to the sum of (i) $9.00 plus the dividend equivalents that have accrued thereon, and (ii) the volume weighted average price per share of HNI common stock on the NYSE for the ten consecutive trading days ending the two trading days prior to the closing of the merger as reported by Bloomberg, L.P. (such price, the “HNI Share Price”), multiplied by the exchange ratio; and (b) after June 30, 2023, ceased to represent an award with respect to Kimball Common Stock and was automatically converted into a restricted stock unit award, on the same terms and conditions, with respect to a number of shares of HNI common stock, determined by multiplying (i) each share of Common Stock subject to such Time-Based RSU Award by (ii) the sum of (A) the exchange ratio and (B) the quotient of the sum of $9.00 plus the dividend equivalents accrued thereon, divided by the HNI Share Price.

Additionally, at the Effective Time, each outstanding award of Kimball restricted stock units subject to performance-based vesting based on relative total shareholder return (“RTSR Award”) vested at a pro rata portion of the target number of shares subject to such RTSR Award, based on the portion of the performance cycle then completed, and each outstanding award of Kimball restricted stock units subject to performance-based vesting based on earnings per share (“EPS Award”) vested at the target number of shares subject to such EPS Award, and each RTSR Award and EPS Award was automatically cancelled and converted into the right to receive from HNI, in respect of each share of Kimball Common Stock subject to the vested portion of such cancelled RTSR Award or EPS Award, as applicable, an amount of cash (without any interest thereon and subject to applicable withholding taxes), equal to the sum of (i) the cash consideration, plus (ii) the HNI Share Price multiplied by the exchange ratio.

The issuance of shares of common stock of HNI in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to HNI’s registration statement on Form S-4, as amended (File No. 333-271298), declared effective by the Securities and Exchange Commission (“SEC”) on April 27, 2023.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Kimball’s Current Report on Form 8-K, filed with the SEC on March 10, 2023, which is incorporated herein by reference.

The information set forth in the Introductory Note above and in Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Kimball notified the NASDAQ Global Select Market (“NASDAQ”) that the Merger had been consummated and requested that NASDAQ suspend trading of the shares of Common Stock effective prior to the opening of the market on June 1, 2023, and that the listing of the shares of Common Stock be withdrawn.  In addition, Kimball requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of the Common Stock from NASDAQ and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Kimball also intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of Kimball’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.02, 2.01, 3.01, 5.01, 5.03, 5.07 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, Kimball became a wholly-owned subsidiary of HNI.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Kimball’s current directors and officers ceased serving in such capacities, except the following who will remain officers of Kimball International: Kourtney Smith, Chief Operating Officer, Gregory Meunier, EVP Global Operations, Lonnie Nicholson, Chief Human Resources Officer, Michael Roch, Chief Customer Officer Workplace & Health, and Chris Robison, President, Poppin.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, Kimball’s Articles of Incorporation and bylaws were each amended and restated in their entirety to be in the respective forms prescribed by the Merger Agreement. A copy of each of the Amended and Restated Articles of Incorporation of Kimball and the Amended and Restated Bylaws of Kimball is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2023, Kimball held a special meeting of its shareholders (the “Special Meeting”) to vote on the proposals identified below, each of which is described in detail in the definitive proxy statement/ prospectus, dated April 28, 2023, which Kimball filed with the U.S. Securities and Exchange Commission and mailed to its shareholders, in connection with the transactions contemplated by the Merger Agreement.

As of the close of business on April 26, 2023, the record date for the Special Meeting, there were 166,789 shares of Kimball Class A common stock and 36,240,881 shares of Kimball Class B common stock issued and outstanding and entitled to vote at the Special Meeting as a single class. At the Special Meeting, 25,840,276 shares of Kimball common stock were represented in person or by proxy and, therefore, a quorum was present.

Kimball’s shareholders voted on the following items at the Special Meeting:

1.
To consider and vote on the proposal to adopt the Merger Agreement, and, pursuant to the terms of the Merger Agreement, approve the merger of Merger Sub with and into Kimball, as a result of which the separate corporate existence of Merger Sub will cease, with Kimball continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of HNI (the “Merger Proposal”);

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Kimball’s named executive officers (as defined in Item 402 of Regulation S-K) that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Non-Binding Advisory Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the special meeting of Kimball shareholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes at the time of the Kimball special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to holders of Kimball common stock (the “Adjournment Proposal”).

The Merger Proposal received the following votes:

For	Against	Abstain

25,247,828	323,938	268,510

Based on the votes set forth above, the shareholders approved the Merger Proposal.

The Non-Binding Advisory Compensation Proposal received the following votes:

For	Against	Abstain

21,113,793	1,307,470	3,419,013

Based on the votes set forth above, the shareholders approved the Non-Binding Advisory Compensation Proposal.

The Adjournment Proposal was rendered moot in light of the approval of the Merger Proposal.

Item 8.01	Other Events.

On May 31, 2023, Kimball issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 1, 2023, Kimball and HNI issued a joint press release announcing the completion of the Merger.  A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, by and among HNI Corporation, Ozark Merger Sub, Inc. and Kimball International, Inc., dated as of March 7, 2023 (incorporated by reference herein by reference to Exhibit 2.1 to Kimball International, Inc.’s Current Report on Form 8-K,  filed on March 10, 2023).

3.1	Amended and Restated Articles of Incorporation of Kimball International, Inc.

3.2	Amended and Restated Bylaws of Kimball International, Inc.

99.1	Press Release, dated May 31, 2023.

99.2	Joint Press Release, dated June 1, 2023.

104	Cover Page interactive data file (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and Kimball agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that Kimball may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Steven M. Bradford
	Name:	Steven M. Bradford
	Title:	Authorized Signatory

Date: June 1, 2023